Pioneer Three
60 State Street
Boston, MA  02109

November 1995

Dear Fellow Shareowners,

I am writing to let you know that a special meeting will be held January 23, 1996, for shareowners of Pioneer Three to vote on a number of important proposals. As a shareowner in the Fund, you have the opportunity to voice your opinion on these matters.

This package contains information about the proposals, along with the proxy card for you to use when voting by mail. Please take a moment to read the enclosed materials and cast your vote on the yellow proxy card.

Your prompt vote will help save the Fund money. If a majority of the Fund's shareowners have not voted prior to the meeting, we must try to obtain their votes with additional mailings or phone solicitation. That is a costly process.

(callout in margin) VOTING YOUR SHARES BY MAIL IS QUICK AND EASY. EVERYTHING YOU NEED IS ENCLOSED.

Each of the proposals up for approval has been reviewed by Pioneer ThreeOs Board of Trustees, whose primary role is to protect your interests as a shareowner. In the Trustees' opinion, the proposals are fair and reasonable. The Trustees recommend that you vote FOR each proposal.

(callout in margin) THE FUND'S BOARD OF TRUSTEES RECOMMENDS THAT YOU VOTE FOR EACH PROPOSAL.

HERE IS WHAT A FOR VOTE MEANS FOR EACH OF THE PROPOSALS BEING CONSIDERED.

PROPOSAL 1:
AUTHORIZE AMENDMENTS TO THE FUND'S INVESTMENT OBJECTIVES. As proposed, the Fund would shift from dual objectives of reasonable income and growth of capital to a single objective of capital growth. Although the Fund will still be able to invest in income-producing securities, it will not be required to do so.

PROPOSAL 2:
APPROVE A NEW MANAGEMENT CONTRACT WITH PIONEERING MANAGEMENT CORPORATION (PMC), including a performance-based management fee. Depending upon the Fund's investment performance, relative to a selected securities index, the fee paid by the Fund may be lower or higher than the proposed base fee of 0.625% of daily net assets.

PROPOSAL 3:
ALLOW THE FUND TO BE REORGANIZED AS A DELAWARE BUSINESS TRUST. Currently, the Fund is registered as a Massachusetts business trust. As a Delaware business trust, the Fund would be able to offer multiple classes of shares.

PROPOSAL 4:
ELECT EIGHT TRUSTEES TO THE BOARD. The Trustees supervise the Fund's activities and review contractual arrangements with companies that provide services to the Fund. All of the nominees currently serve as Trustees.

PROPOSALS 5 THROUGH 17:
MODERNIZE THE FUND'S OPERATING STRUCTURE AND INVESTMENT POLICIES to conform with current standards in the mutual fund industry. The Fund's Trustees believe the proposed changes are appropriate and necessary to update the Fund since its last shareowner meeting, held in 1990. For detail on each of these Proposals, we encourage you to read the enclosed Proxy Statement.

PROPOSAL 18:
RATIFY THE SELECTION OF ARTHUR ANDERSEN LLP AS THE FUND'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 1996.

Cast your vote by completing and signing the yellow proxy card enclosed in this package. Please mail your completed and signed proxy as quickly as possible, using the postage-paid envelope provided.

(callout in margin) PLEASE VOTE! YOUR VOTE IS EXTREMELY IMPORTANT, NO MATTER HOW MANY SHARES YOU OWN.

One final note. It is expected that the Fund's name will change to Pioneer Mid-Cap Fund after the shareowner meeting date.

Please feel free to call Pioneer at 1-800-225-6292 if you have any questions about the proposals or the process for voting your shares. Thank you for your prompt response.

Sincerely,

John F. Cogan, Jr.
Chairman


1195-2928

Pioneer Three
60 State Street
Boston, MA  02109

URGENT
PLEASE VOTE YOUR SHARES TODAY

Dear Fellow Shareowner,

Not too long ago we sent you a proxy card and materials explaining the proposals up for a vote at Pioneer ThreeOs January 23, 1996, shareowner meeting. WE NEED YOU TO CAST YOUR VOTE!

If you have not already completed and returned the proxy card included in our earlier package, PLEASE TAKE A MOMENT NOW TO COMPLETE THE ENCLOSED YELLOW PROXY CARD AND MAIL IT TO US IN THE POSTAGE-PAID ENVELOPE PROVIDED.

The proposals up for approval have been reviewed by Pioneer ThreeOs Board of Trustees, whose primary role is to protect your interests as a shareowner. In the Trustees' opinion, the proposals are fair and reasonable. The Trustees recommend that you vote FOR each proposal. For your easy reference, on the back of this page is a summary of what a FOR vote would mean for each proposal.

PLEASE  VOTE!  YOUR VOTE IS EXTREMELY  IMPORTANT,  NO MATTER HOW MANY SHARES YOU
OWN.

Please feel free to call us at 1-800-225-6292 if you have any questions about the proposals or the process for voting your shares. Thank you for your prompt response.

Sincerely,

John F. Cogan, Jr.
Chairman
back page

Here is what a FOR vote means for each of the proposals being considered. PROPOSAL 1:
AUTHORIZE AMENDMENTS TO THE FUND'S INVESTMENT OBJECTIVES. As proposed, the Fund would shift from dual objectives of reasonable income and growth of capital to a single objective of capital growth. Although the Fund will still be able to invest in income-producing securities, it will not be required to do so.

PROPOSAL 2:
APPROVE A NEW MANAGEMENT CONTRACT WITH PIONEERING MANAGEMENT  CORPORATION (PMC),
including  a  performance-based   management  fee.  Depending  upon  the  Funds
investment performance, relative to a selected securities index, the fee paid by the Fund may be lower or higher than the proposed base fee of 0.625% of daily net assets.

PROPOSAL 3:
ALLOW THE FUND TO BE REORGANIZED AS A DELAWARE BUSINESS TRUST. Currently, the Fund is registered as a Massachusetts business trust. As a Delaware business trust, the Fund would be able to offer multiple classes of shares.

PROPOSAL 4:
ELECT EIGHT TRUSTEES TO THE BOARD. The Trustees supervise the Fund's activities and review contractual arrangements with companies that provide services to the Fund. All of the nominees currently serve as Trustees.

PROPOSALS 5 THROUGH 17:
MODERNIZE THE FUND'S OPERATING STRUCTURE AND INVESTMENT POLICIES to conform with current standards in the mutual fund industry. The Fund's Trustees believe the proposed changes are appropriate and necessary to update the Fund since its last shareowner meeting, held in 1990. For detail on each of these Proposals, we encourage you to read the enclosed Proxy Statement.

PROPOSAL 18:
RATIFY THE SELECTION OF ARTHUR ANDERSEN LLP AS THE FUND'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 1996.


PLEASE  VOTE!  YOUR VOTE IS EXTREMELY  IMPORTANT,  NO MATTER HOW MANY SHARES YOU
OWN.


1195-2929

Pioneer Three
60 State Street
Boston, MA  02109

URGENT
PLEASE VOTE YOUR SHARES TODAY

Dear Fellow Shareowner,

TIME IS RUNNING OUT. You have not yet returned the proxy cards we sent for you to use in voting on the proposals up for consideration at Pioneer ThreeOs January 23, 1996, shareowner meeting. WE NEED YOU TO CAST YOUR VOTE TODAY!

Voting now will help save your Fund money. If a majority of the Fund's shareowners have not voted before January 23, we must delay the meeting and begin the proposal and voting process all over again. This would be extremely costly to the Fund and, ultimately, to you as a shareowner.

If you have not already completed and returned the proxy cards included in our earlier packages, PLEASE TAKE A MOMENT NOW TO COMPLETE THE ENCLOSED YELLOW PROXY CARD AND MAIL IT TO US TODAY IN THE POSTAGE-PAID ENVELOPE PROVIDED.

The proposals up for approval have been reviewed by Pioneer ThreeOs Board of Trustees, whose primary role is to protect your interests as a shareowner. In the Trustees' opinion, the proposals are fair and reasonable. The Trustees recommend that you vote FOR each proposal. For your easy reference, on the back of this page is a summary of what a FOR vote would mean for each proposal.

VOTE TODAY! YOUR VOTE IS EXTREMELY IMPORTANT, NO MATTER HOW MANY SHARES YOU OWN.

Please feel free to call us at 1-800-225-6292 if you have any questions about the proposals or the process for voting your shares. Thank you for your immediate response.

Sincerely,

John F. Cogan, Jr.
Chairman
back page

Here is what a FOR vote means for each of the proposals being considered. PROPOSAL 1:
AUTHORIZE AMENDMENTS TO THE FUND'S INVESTMENT OBJECTIVES. As proposed, the Fund would shift from dual objectives of reasonable income and growth of capital to a single objective of capital growth. Although the Fund will still be able to invest in income-producing securities, it will not be required to do so.

PROPOSAL 2:
APPROVE A NEW MANAGEMENT CONTRACT WITH PIONEERING MANAGEMENT CORPORATION (PMC), including a performance-based management fee. Depending upon the Fund's investment performance, relative to a selected securities index, the fee paid by the Fund may be lower or higher than the proposed base fee of 0.625% of daily net assets.

PROPOSAL 3:
ALLOW THE FUND TO BE REORGANIZED AS A DELAWARE BUSINESS TRUST. Currently, the Fund is registered as a Massachusetts business trust. As a Delaware business trust, the Fund would be able to offer multiple classes of shares.

PROPOSAL 4:
ELECT EIGHT TRUSTEES TO THE BOARD. The Trustees supervise the Fund's activities and review contractual arrangements with companies that provide services to the Fund. All of the nominees currently serve as Trustees.

PROPOSALS 5 THROUGH 17:
MODERNIZE THE FUND'S OPERATING STRUCTURE AND INVESTMENT POLICIES to conform with current standards in the mutual fund industry. The Fund's Trustees believe the proposed changes are appropriate and necessary to update the Fund since its last shareowner meeting, held in 1990. For detail on each of these Proposals, we encourage you to read the enclosed Proxy Statement.

PROPOSAL 18:
RATIFY THE SELECTION OF ARTHUR ANDERSEN LLP AS THE FUND'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 1996.


PLEASE VOTE TODAY! YOUR VOTE IS EXTREMELY IMPORTANT, NO MATTER HOW MANY SHARES YOU OWN.


1195-2930